UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

GERBER SCIENTIFIC, INC. (Exact name of registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 860-644-1551

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

             (b)  Marc T. Giles, the President and Chief Executive Officer of Gerber Scientific, Inc. (the "Company"), who has been performing the functions of Chief Financial Officer of the Company since June 23, 2007, and in that capacity has acted as the Company's principal financial officer, ceased to perform the functions of Chief Financial Officer effective on April 15, 2008. As previously reported, effective as of April 15, 2008, Michael R. Elia assumed the position of Executive Vice President and Chief Financial Officer, in which capacity he serves as the Company's principal financial officer.

Section 7 - Regulation FD

Item 7.01  Regulation FD Disclosure.

             In April 2008, Marc T. Giles, President and Chief Executive Officer of the Company, entered into a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1(c) permits stockholders to adopt written pre-arranged stock trading plans subject to specified restrictions. Under the plans, the stockholders can spread stock trades out over an extended period of time to minimize the market effect, can gradually diversify their investment portfolios and can avoid concerns about the timing of transactions. The sales plan entered into by Mr. Giles provides for his sale of up to 150,000 shares of common stock from time to time from June 2008 through June 2009. Any sales will be made based on share amounts, minimum prices and other conditions specified in the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	April 16, 2008	By:	/s/ John J. Krawczynski
John J. Krawczynski Vice President, Chief Accounting Officer and Corporate Controller (On behalf of the Registrant and as Principal Accounting Officer)